UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Since January 1, 2018, Ameris Bancorp (“Ameris” or the “Company”) completed four acquisitions: US Premium Finance Holding Company, Atlantic Coast Financial Corporation, Hamilton State Bancshares, Inc. and Fidelity Southern Corporation.

US Premium Finance Holding Company (“USPF”)

On January 31, 2018, the Company purchased the final 70% of the outstanding shares of common stock of USPF, completing its acquisition of USPF and making USPF a wholly owned subsidiary of the Company. Through a series of three acquisition transactions that closed on January 18, 2017, January 3, 2018 and January 31, 2018, the Company issued a total of 1,073,158 shares of Ameris common stock at a fair value of $55.9 million and paid $21.4 million in cash to the former shareholders of USPF. Pursuant to the terms of the stock purchase agreement under which the Company purchased the final 70% of the outstanding shares of common stock of USPF, the selling shareholders of USPF could receive additional cash payments aggregating up to $5.8 million based on the achievement by the Company's premium finance division of certain income targets, between January 1, 2018 and June 30, 2019. The total contingent consideration paid was $1.2 million based on results achieved through the applicable measurement dates. As of the January 31, 2018 acquisition date, the present value of the contingent earn-out consideration expected to be paid was $5.7 million, and including the fair value of the Ameris common stock issued, cash paid and the present value of the contingent earn-out consideration expected to be paid, the aggregate purchase price of USPF amounted to $83.0 million. The acquisition of USPF did not constitute a business acquisition at a significance level requiring the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

Atlantic Coast Financial Corporation (“Atlantic”)

On May 25, 2018, the Company acquired Atlantic through the merger of Atlantic with and into the Company, with Ameris as the surviving entity in the merger. At that time, Atlantic's wholly owned banking subsidiary, Atlantic Coast Bank, also merged with and into Ameris’s wholly owned banking subsidiary, Ameris Bank. The acquisition expanded the Company's existing market presence, as Atlantic Coast Bank had a total of 12 full-service branches located in Jacksonville and Jacksonville Beach, Duval County, Florida, Waycross, Georgia and Douglas, Georgia. Under the terms of the merger agreement, Atlantic's shareholders received 0.17 shares of Ameris common stock and $1.39 in cash for each share of Atlantic common stock they previously held. As a result, the Company issued 2,631,520 common shares at a fair value of $147.8 million and paid $21.5 million in cash to Atlantic's shareholders as merger consideration. The merger with Atlantic did not constitute a business acquisition at a significance level requiring the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

Hamilton State Bancshares, Inc. (“Hamilton”)

On June 29, 2018, the Company acquired Hamilton through the merger of Hamilton with and into the Company, with Ameris as the surviving entity in the merger. At that time, Hamilton's wholly owned banking subsidiary, Hamilton State Bank, also merged with and into Ameris Bank. The acquisition expanded the Company's existing market presence, as Hamilton State Bank had a total of 28 full-service branches located in Atlanta, Georgia and the surrounding area as well as in Gainesville, Georgia. Under the terms of the merger agreement, Hamilton's shareholders received 0.16 shares of Ameris common stock and $0.93 in cash for each share of Hamilton voting common stock or nonvoting common stock they previously held. As a result, the Company issued 6,548,385 common shares at a fair value of $349.4 million and paid $47.8 million in cash to Hamilton's shareholders as merger consideration.

Fidelity Southern Corporation (“Fidelity”)

On July 1, 2019, the Company acquired Fidelity through the merger of Fidelity with and into the Company, with Ameris as the surviving entity in the merger. At that time, Fidelity's wholly owned banking subsidiary, Fidelity Bank, also merged with and into Ameris Bank. The acquisition expanded the Company's existing market presence in Georgia and Florida, as Fidelity Bank had a total of 62 branches, 46 of which were located in Georgia and 16 of which were located in Florida. Under the terms of the merger agreement, Fidelity's shareholders received 0.80 shares of Ameris common stock for each share of Fidelity common stock they previously held. As a result, the Company issued 22,181,522 common shares at a fair value of $869.3 million to Fidelity's shareholders as merger consideration.

The following unaudited pro forma combined condensed financial information and accompanying notes have been prepared to illustrate the effects of the merger of Fidelity with and into Ameris under the acquisition method of accounting and show the impact on the historical financial condition and results of operations of Ameris and Fidelity.

The unaudited pro forma combined condensed balance sheet as of June 30, 2019, is presented as if the Fidelity acquisition had occurred on June 30, 2019. The unaudited pro forma combined condensed income statements for the six months ended June 30, 2019 and for the year ended December 31, 2018, are presented as if the USPF, Atlantic, Hamilton and Fidelity acquisitions had occurred on January 1, 2018. The historical combined condensed financial information has been adjusted to reflect factually supportable items that are directly attributable to the USPF, Atlantic, Hamilton and Fidelity acquisitions and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial information is provided for informational purposes only. The unaudited pro forma combined condensed financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions been completed as of the dates indicated above or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial information should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial information;

•	Ameris’s audited consolidated financial statements and accompanying notes, included in Ameris’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Fidelity’s audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, attached as Exhibit 99.2 to this Current Report on Form 8-K/A;

•
Ameris’s unaudited consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2019, included in Ameris’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019; and

•	Fidelity’s unaudited consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2019, attached as Exhibit 99.3 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Combined Condensed Balance Sheet
As of June 30, 2019
(In thousands)

	Ameris As Reported	Fidelity As Reported	Fidelity Pro Forma Adjustments		Ameris Pro Forma Total Consolidated
Assets
Cash and due from banks	$151,186	$26,264	$(19)	A	$177,431
Federal funds sold and interest-bearing deposits in banks	186,969	217,936	—		404,905
Time deposits in other banks	748	—	—		748
Investment securities available for sale, at fair value	1,273,244	279,746	19,703	B	1,572,693
Investment securities held to maturity, at amortized cost	—	19,595	(19,595)	C	—
Other investments	32,481	7,449	—		39,930
Loans held for sale	261,073	328,657	—		589,730
					—
Loans held for investment	9,049,870	3,587,412	(67,396)	D	12,569,886
Less allowance for loan losses	(31,793)	(31,245)	31,245	E	(31,793)
Loans held for investment, net	9,018,077	3,556,167	(36,151)		12,538,093

Other real estate owned, net	14,675	7,605	(1,191)	F	21,089
Premises and equipment, net	141,378	93,662	30,900	G	265,940
Goodwill	501,140	5,164	399,217	H	905,521
Other intangible assets, net	52,437	5,506	45,104	I	103,047
Cash value of bank owned life insurance	105,064	72,328	—		177,392
Deferred income taxes, net	30,812	104	(23,000)	J	7,916
Other assets	120,052	157,863	—		277,915
Total assets	$11,889,336	$4,778,046	$414,968		$17,082,350

Liabilities
Deposits:
Noninterest-bearing	$2,771,443	$1,301,829	$—		$4,073,272
Interest-bearing	6,810,927	2,740,552	(699)	K	9,550,780
Total deposits	9,582,370	4,042,381	(699)		13,624,052
Securities sold under agreements to repurchase	3,307	22,345	—		25,652
Other borrowings	564,636	149,367	1,333	L	715,336
Subordinated deferrable interest debentures	89,871	46,393	(9,675)	M	126,589
FDIC loss-share payable, net	20,596	—	—		20,596
Deferred tax liability, net	—	12,222	(12,222)	N	—
Other liabilities	91,435	65,027			156,462
Total liabilities	10,352,215	4,337,735	(21,263)		14,668,687

Shareholders’ Equity
Preferred stock	—	—	—		—
Common stock	49,099	209,852	(187,670)	O	71,281
Capital surplus	1,053,500	35,089	819,271	P	1,907,860
Retained earnings	446,182	188,144	(188,144)	Q	446,182
Accumulated other comprehensive income, net of tax	16,462	7,226	(7,226)	R	16,462
Treasury stock, at cost	(28,122)	—	—		(28,122)
Total shareholders’ equity	1,537,121	440,311	436,231		2,413,663
Total liabilities and shareholders’ equity	$11,889,336	$4,778,046	$414,968		$17,082,350

Unaudited Pro Forma Combined Condensed Income Statement
For the six months ended June 30, 2019
(In thousands, except share and per share data)

	Ameris as Reported	Fidelity as Reported	Fidelity Pro Forma Adjustments		Ameris Pro Forma Total Consolidated
Interest income
Interest and fees on loans	$229,411	$88,495	$2,886	S	$320,792
Interest on taxable securities	18,426	4,769	—		23,195
Interest on nontaxable securities	258	161	—		419
Interest on deposits in other banks	5,426	1,477	—		6,903
Interest on federal funds sold	436	69	—		505
Total interest income	253,957	94,971	2,886		351,814

Interest expense
Interest on deposits	45,138	13,168	(116)	T	58,190
Interest on other borrowings	7,773	5,008	225	U	13,006
Total interest expense	52,911	18,176	109		71,196

Net interest income	201,046	76,795	2,777		280,618
Provision for loan losses	8,076	3,078	—		11,154
Net interest income after provision for loan losses	192,970	73,717	2,777		269,464

Noninterest income
Service charges on deposit accounts	23,814	3,610	—		27,424
Mortgage banking activity	33,200	38,470	—		71,670
Other service charges, commissions and fees	1,561	4,853	—		6,414
Net gain (loss) on securities	135	—	—		135
Gain on sale of SBA loans	2,476	1,996	—		4,472
Other noninterest income	4,821	(391)	—		4,430
Total noninterest income	66,007	48,538	—		114,545

Noninterest expense
Salaries and employee benefits	76,811	71,067	—		147,878
Occupancy and equipment	16,038	6,824	432	V	23,294
Data processing and communications expenses	16,779	10,552	—		27,331
Legal and other professional fees	4,008	2,066	—		6,074
Credit resolution-related expenses	1,890	837	—		2,727
Advertising and marketing	3,728	1,305	—		5,033
Amortization of intangible assets	6,253	527	2,004	W	8,784
FDIC insurance	1,631	2,238	—		3,869
Merger and conversion charges	5,532	31,661	—		37,193
Other noninterest expenses	24,006	15,604	—		39,610
Total noninterest expense	156,676	142,681	2,436		301,793

Income before income tax expense	102,301	(20,426)	341		82,216
Income tax expense	23,492	(5,271)	72	X	18,293
Net income	78,809	(15,155)	269		63,923

Basic earnings per common share	$1.66	$(0.55)			$0.92
Diluted earnings per common share	$1.66	$(0.55)			$0.92
Weighted average common shares outstanding (in thousands)
Basic	47,354	27,584			69,536
Diluted	47,395	27,584			69,737

Unaudited Pro Forma Combined Condensed Income Statement
For the year ended December 31, 2018
(In thousands, except share and per share data)

	Ameris as Reported	USPF Pro Forma Adjustments	Atlantic As Reported	Atlantic Pro Forma Adjustments		Hamilton as Reported	Hamilton Pro Forma Adjustments		Fidelity as Reported	Fidelity Pro Forma Adjustments		Ameris Pro Forma Total Consolidated
Interest income
Interest and fees on loans	$378,209	$—	$8,846	$445	BB	$17,657	$690	EE	$172,673	$5,771	S	$584,291
Interest on taxable securities	29,006	—	265	—		1,488	—		5,991	—		36,750
Interest on nontaxable securities	900	—	29	—		40	—		326	—		1,295
Interest on deposits in other banks	4,984	—	114	—		426	—		1,945	—		7,469
Interest on federal funds sold	227	—	—	—		11	—		510	—		748
Total interest income	413,326	—	9,254	445		19,622	690		181,445	5,771		630,553

Interest expense
Interest on deposits	49,054	—	1,438	—		1,513	242	FF	20,849	(182)	T	72,914
Interest on other borrowings	20,880	—	688	—		102	41	GG	11,051	451	U	33,213
Total interest expense	69,934	—	2,126	—		1,615	283		31,900	269		106,127

Net interest income	343,392	—	7,128	445		18,007	407		149,545	5,502		524,426
Provision for loan losses	16,667	—	168	—		(87)	—		5,521	—		22,269
Net interest income after provision for loan losses	326,725	—	6,960	445		18,094	407		144,024	5,502		502,157

Noninterest income
Service charges on deposit accounts	46,128	—	727	—		952	—		6,427	—		54,234
Mortgage banking activity	51,292	—	—	—		164	—		103,077	—		154,533
Other service charges, commissions and fees	3,003	—	19	—		729	—		9,522	—		13,273
Net gain (loss) on securities	(37)	—	—	—		(3)	—		—	—		(40)
Gain on sale of SBA loans	2,728	—	—	—		—	—		6,728	—		9,456
Other noninterest income	15,298	—	490	—		39	—		13,097	—		28,924
Total noninterest income	118,412	—	1,236	—		1,881	—		138,851	—		260,380

Unaudited Pro Forma Combined Condensed Income Statement
For the year ended December 31, 2018
(In thousands, except share and per share data)

	Ameris as Reported	USPF Pro Forma Adjustments		Atlantic As Reported	Atlantic Pro Forma Adjustments		Hamilton as Reported	Hamilton Pro Forma Adjustments		Fidelity as Reported	Fidelity Pro Forma Adjustments		Ameris Pro Forma Total Consolidated
Noninterest expense
Salaries and employee benefits	149,293	—		3,600	—		6,914	—		149,651	—		309,458
Occupancy and equipment	29,131	—		585	—		1,759	—		13,584	863	V	45,922
Data processing and communications expenses	30,385	—		582	—		969	—		22,390	—		54,326
Legal and other professional fees	6,386	(274)	Y	513	—		445	—		4,233	—		11,303
Credit resolution-related expenses	4,016	—		9	—		367	—		1,649	—		6,041
Advertising and marketing	5,571	—		16	—		20	—		2,853	—		8,460
Amortization of intangible assets	9,512	250	Z	—	148	CC	282	119	HH	1,109	3,952	W	15,372
FDIC insurance	3,408	—		83	—		125	—		3,613	—		7,229
Merger and conversion charges	20,499	—		233	—		1,509	—		1,176	—		23,417
Other noninterest expenses	35,446	—		729	—		1,815	—		25,034	—		63,024
Total noninterest expense	293,647	(24)		6,350	148		14,205	119		225,292	4,815		544,552

Income before income tax expense	151,490	24		1,846	297		5,770	288		57,583	687		217,985
Income tax expense	30,463	5	AA	430	62	DD	1,370	60	II	13,760	144	X	46,294
Net income	$121,027	$19		$1,416	$235		$4,400	$228		$43,823	$543		$171,691

Basic earnings per common share	$2.81			$0.09			$0.11			$1.61			$2.47
Diluted earnings per common share	$2.80			$0.09			$0.10			$1.61			$2.45
Weighted average common shares outstanding
Basic	43,142			15,438			40,411			27,155			69.642
Diluted	43,248			15,449			42,478			27,259			70.016

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined condensed balance sheet as of June 30, 2019, and the unaudited pro forma combined condensed income statement for the six months ended June 30, 2019 and the year ended December 31, 2018, are based on the historical financial statements of Ameris, USPF, Atlantic, Hamilton and Fidelity after giving effect to the completion of the acquisitions and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the acquisitions, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the five companies.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding methods and assumptions used to calculate estimated fair values. Fair values are subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the acquisition of USPF and the mergers with Atlantic, Hamilton and Fidelity, Ameris will finalize integration plans, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plans.

The unaudited pro forma combined condensed financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 - Acquisition Consideration

US Premium Finance Holding Company Acquisition

The acquisition consideration for USPF is summarized as follows (in thousands):

Acquisition Consideration - USPF

Number of shares of Ameris common stock – as exchanged	1,073
Fair value of Ameris common stock issued (weighted average of $52.047 per share)	$55,855
Cash paid to former shareholders of USPF	$21,421
Present value of contingent earn-out consideration expected to be paid out	$5,705
Total Acquisition Consideration – USPF	$82,981

Atlantic Coast Financial Corporation Acquisition

Under the terms of the merger agreement with Atlantic, Atlantic’s shareholders received 0.17 shares of Ameris common stock plus $1.39 in cash for each share of Atlantic common stock. Based on the number of shares of Atlantic common stock outstanding as of the acquisition date of May 25, 2018, the acquisition consideration is as follows (in thousands):

Acquisition Consideration - Atlantic

Total number of shares of Atlantic common stock outstanding at May 25, 2018	15,541
Less: Unallocated shares of Atlantic common stock held by ESOP and benefit plans	(61)
Total number of shares of Atlantic common stock to be converted	15,480
Per share exchange ratio	0.17
Number of shares of Ameris common stock – as exchanged	2,632
Multiplied by Ameris common stock price on May 25, 2018	$56.15
Fair value of Ameris common stock issued	$147,760
Per share cash exchange price	$1.39
Cash paid at acquisition to Atlantic’s shareholders	$21,527
Total Acquisition Consideration – Atlantic	$169,287

Hamilton State Bancshares, Inc. Acquisition

Under the terms of the merger agreement with Hamilton, Hamilton’s shareholders received 0.16 shares of Ameris common stock plus $0.93 in cash for each share of Hamilton common stock. Based on the number of shares of Hamilton common stock outstanding as of the acquisition date of June 29, 2018, the acquisition consideration is as follows (in thousands):

Acquisition Consideration - Hamilton

Total number of shares of Hamilton common stock outstanding at June 29, 2018 including restricted share units that automatically vest under a change in control	40,927
Per share exchange ratio	0.16
Number of shares of Ameris common stock – as exchanged	6,548
Multiplied by Ameris common stock price on June 29, 2018	$53.35
Fair value of Ameris common stock issued	$349,356
Per share cash exchange price	$0.93
Cash paid at acquisition to Hamilton’s shareholders	$38,068
Cash paid at acquisition to holders of Hamilton stock warrants	$9,711
Total Acquisition Consideration - Hamilton	$397,135

Fidelity Southern Corporation Acquisition

Under the terms of the merger agreement with Fidelity, Fidelity’s shareholders received 0.80 shares of Ameris common stock for each share of Fidelity common stock. Outstanding Fidelity options were converted into options to purchase shares of Ameris common stock, with the exercise price and the number of shares underlying each option adjusted to reflect the exchange ratio of 0.80. Based on the number of shares of Fidelity common stock outstanding and the number of Fidelity options outstanding as of the acquisition date of July 1, 2019, the acquisition consideration is as follows (in thousands):

Acquisition Consideration - Fidelity

Total number of shares of Fidelity common stock outstanding at July 1, 2019, including restricted shares that immediately vest on the merger date	27,728
Per share exchange ratio	0.80
Number of shares of Ameris common stock - as exchanged	22,182
Multiplied by Ameris common stock price on June 28, 2019	$39.19
Fair value of Ameris common stock issued	$869,294
Total number of Fidelity options outstanding at July 1, 2019	721
Per option exchange ratio	0.80
Number of Ameris options - as exchanged	577
Weighted average fair value per option	$12.57
Fair value of rolled over stock options	$7,248
Cash payment for fractional shares	$19
Total Acquisition Consideration - Fidelity	$876,561

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of USPF, Atlantic, Hamilton, and Fidelity based on their estimated fair values as of the closing dates of the acquisitions. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocations of the acquisition consideration for Fidelity are considered preliminary because the allocations for Fidelity are based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments for Fidelity will remain preliminary until Ameris's management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the acquisition of Fidelity and will be based on the value of the Ameris common stock at the closing date of such acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The allocations of the acquisition consideration for USPF, Atlantic and Hamilton are considered final as of the date of this filing, having crossed the one-year anniversary of the respective acquisition dates.

The total acquisition consideration as shown in the tables above is allocated to USPF’s, Atlantic’s, Hamilton’s and Fidelity's tangible and intangible assets and liabilities as of June 30, 2019, based on their fair values (which are preliminary estimates as to Fidelity) as follows (in thousands):

Preliminary Estimated Acquisition Consideration Allocation

	USPF	Atlantic	Hamilton	Fidelity
Cash and due from banks	$—	$3,990	$13,927	$26,264
Federal funds sold and interest-bearing deposits in banks	—	22,149	102,156	217,936
Time deposits in other banks	—	—	11,558	—
Investment securities	—	35,126	285,830	299,449
Other investments	—	9,576	2,094	7,449
Loans held for sale	—	358	—	328,657
Loans	—	755,704	1,293,186	3,520,016
Other real estate owned, net	—	1,041	847	6,414
Premises and equipment, net	—	10,735	28,971	124,562
Goodwill	64,498	90,342	220,768	404,381
Other intangible assets, net	23,607	7,488	23,610	50,610
Cash value of bank owned life insurance	—	18,182	4,454	72,328
Deferred income taxes, net	(5,124)	7,711	10,079	(22,896)
Other assets	—	2,959	10,955	157,863
Deposits	—	(585,167)	(1,585,250)	(4,041,682)
Securities sold under agreements to repurchase	—	—	—	(22,345)
Other borrowings	—	(204,475)	(10,907)	(150,700)
Subordinated deferrable interest debentures	—	—	(2,292)	(36,718)
Other liabilities	—	(6,432)	(12,851)	(65,027)
Total Acquisition Consideration	$82,981	$169,287	$397,135	$876,561

Approximately $23.6 million, $7.5 million, $23.6 million and $50.6 million has been allocated to amortizable intangible assets acquired in the USPF, Atlantic, Hamilton and Fidelity acquisitions, respectively. The amortization related to the fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable Intangible Assets. The fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. For the USPF acquisition, the allocation to intangible assets is allocated to insurance agent relationships, trade name, and non-compete agreement intangibles. For the Atlantic, Hamilton and Fidelity acquisitions, the allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the acquisition consideration over the fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles ― Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma combined condensed financial information is not necessarily indicative of what the financial position actually would have been had the acquisitions been completed at the date indicated. Such information includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-acquisition periods. The unaudited pro forma combined condensed financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the acquisitions.

The following unaudited pro forma adjustments result from accounting for the acquisitions, including the determination of fair value of the assets, liabilities, and commitments which Ameris, as the acquirer for accounting purposes, acquired from USPF, Atlantic, Hamilton and Fidelity. The descriptions related to these adjustments (which are preliminary as to Fidelity) are as follows (in thousands):

Balance Sheet - Fidelity

		As of June 30, 2019
A	Adjustment to cash and due from banks to reflect cash paid at closing to Fidelity's shareholders	$(19)
B	Adjustment to investment securities available for sale
	To reclass at amortized cost investment securities designated as held to maturity by Fidelity to investment securities available for sale	$19,595
	To reflect fair value at acquisition date for investment securities designated as held to maturity by Fidelity but will be designated as available for sale by Ameris	$108
	Total adjustment to investment securities available for sale	$19,703
C	Adjustment to investment securities held to maturity to reclass at amortized cost investment securities designated as held to maturity by Fidelity to investment securities available for sale	$(19,595)
D	Adjustment to loans
	To reflect the reversal of Fidelity’s June 30, 2019 unamortized accounting adjustments for its prior acquisitions, loan premiums, loan discounts, deferred loan origination costs, and deferred loan origination fees	$(16,642)
	To reflect the estimated fair value at acquisition date of loans	$(50,754)
	Total adjustment to loans	$(67,396)
E	Adjustment to allowance for loan losses to reflect the reversal of Fidelity’s June 30, 2019 allowance for loan losses	$31,245
F	Adjustment to other real estate owned to reflect the estimated fair value at acquisition date based on Ameris’s more aggressive liquidation strategy	$(1,191)
G	Adjustment to premises and equipment to reflect the estimated fair value at acquisition date	$30,900
H	Adjustment to goodwill
	To reflect reversal of Fidelity's June 30, 2019 goodwill recorded from its prior acquisitions	$(5,164)
	Adjustment to goodwill to reflect the estimated goodwill generated as a result of consideration paid being greater than the net assets acquired	$404,381
	Total adjustment to goodwill	$399,217
I	Adjustment to intangible assets
	To reflect reversal of Fidelity’s June 30, 2019 unamortized intangible assets	$(5,506)
	To reflect the recording of the estimated core deposit intangible	$50,610
	Total adjustment to intangible assets	$45,104
J	Adjustment to deferred tax asset, net
	To reclass Fidelity's June 30, 2019 net deferred tax liability position against Ameris's net deferred tax asset position	$(12,222)
	To reflect the deferred tax impact resulting from the net fair value adjustments based on assumed effective tax rate of 21%	$(10,778)
	Total adjustment to deferred tax asset, net	$(23,000)
K	Adjustment to interest-bearing deposits
	To reflect reversal of Fidelity’s June 30, 2019 unamortized fair value adjustment on certificates of deposit from its prior acquisitions	$(176)
	To reflect the estimated fair value at acquisition date of certificate of deposits	$(523)
	Total adjustment to interest-bearing deposits	$(699)
L	Adjustment to other borrowings to reflect the estimated fair value at acquisition	$1,333
M	Adjustment to subordinated deferrable interest debentures to reflect the estimated fair value at acquisition	$(9,675)

		As of June 30, 2019
N	Adjustment to deferred tax liability, net to reflect reclass of Fidelity's June 30, 2019 net deferred tax liability position against Ameris's net deferred tax asset position	$(12,222)
O	Adjustment to common stock
	To reflect the reversal of Fidelity’s June 30, 2019 common stock	$(209,852)
	To reflect the value of Ameris common stock issued to Fidelity’s shareholders	$22,182
	Total adjustment to common stock	$(187,670)
P	Adjustment to capital surplus
	To reflect the reversal of Fidelity's June 30, 2019 capital surplus	$(35,089)
	To reflect the value of Ameris common stock issued to Fidelity’s shareholders	$847,112
	To reflect the value of Ameris options issued to Fidelity optionholders	$7,248
	Total adjustment to capital surplus	$819,271
Q	Adjustment to retained earnings to reflect the reversal of Fidelity's June 30, 2019 retained earnings	$(188,144)
R	Adjustment to accumulated other comprehensive income to reflect the reversal of Fidelity's June 30, 2019 accumulated other comprehensive income	$(7,226)

Income Statement – Fidelity

		Six Months Ended June 30, 2019	Year Ended December 31, 2018
S	Adjustment to interest income and fees on loans to reflect estimated additional accretion on loan portfolio	$2,886	$5,771
T	Adjustment to interest expense on deposits
	To reflect the reversal of Fidelity’s amortization of fair value adjustment on certificates of deposits resulting from its prior acquisitions	$59	$167
	To reflect the estimated amortization of the fair value adjustment on certificates of deposit	$(175)	$(349)
	Total adjustment to interest expense on deposits	$(116)	$(182)
U	Adjustment to interest expense on other borrowings and subordinated deferrable interest debentures	$225	$451
V	Adjustment to occupancy and equipment expense to reflect estimated additional depreciation resulting from fair value adjustments on premises and equipment	$432	$863
W	Adjustment to amortization of intangible assets
	To reflect the reversal of Fidelity’s amortization expense on its existing core deposit intangible resulting from its prior acquisitions	$(527)	$(1,109)
	To reflect the estimated amortization expense on the core deposit intangible	$2,531	$5,061
	Total adjustment to amortization of intangible assets	$2,004	$3,952
X	Adjustment to income tax expense to reflect the tax effect of the Fidelity income statement pro forma adjustments using an assumed effective tax rate of 21%	$72	$144

Income Statement – USPF

		Year Ended December 31, 2018
Y	Adjustment to amortization of intangible assets to reflect estimated amortization expense on the insurance agent relationships, trade name, and non-compete intangible assets	$250
Z	Adjustment to legal and other professional fees to reflect elimination of fees previously paid under the USPF Management and License Agreement that are no longer incurred after acquisition of the final 70% investment in USPF	$(274)
AA	Adjustment to income tax expense to reflect the tax effect of the USPF income statement pro forma adjustments using an assumed effective tax rate of 21%	$5

Income Statement – Atlantic

		Year Ended December 31, 2018
BB	Adjustment to interest income and fees on loans to reflect estimated additional accretion on loan portfolio	$445
CC	Adjustment to amortization of intangible assets to reflect the estimated amortization of the core deposit intangible	$148
DD	Adjustment to income tax expense to reflect the tax effect of the Atlantic income statement pro forma adjustments using an assumed effective tax rate of 21%	$62

Income Statement – Hamilton

		Year Ended December 31, 2018
EE	Adjustment to interest income and fees on loans to reflect estimated additional accretion on loan portfolio	$690
FF	Adjustment to interest expense on deposits
	To reflect the reversal of Hamilton’s amortization of fair value adjustment on certificates of deposits resulting from its prior acquisitions	$6
	To reflect the estimated amortization of the fair value adjustment on certificates of deposit	$236
	Total adjustment to interest expense on deposits	$242
GG	Adjustment to interest expense on other borrowings and subordinated deferrable interest debentures
	To reflect the reversal of Hamilton’s amortization of fair value adjustment in other borrowings from its prior acquisitions	$32
	To reflect the estimated amortization of the fair value adjustment on subordinated deferrable interest debentures	$9
	Total adjustment to interest expense on other borrowings and subordinated deferrable interest debentures	$41
HH	Adjustment to amortization of intangible assets
	To reflect the reversal of Hamilton’s amortization expense on its existing core deposit intangible resulting from its prior acquisitions	$(281)
	To reflect the estimated amortization expense on the core deposit intangible	$400
	Total adjustment to amortization of intangible assets	$119
II	Adjustment to income tax expense to reflect the tax effect of the Hamilton income statement pro forma adjustments using an assumed effective tax rate of 21%	$60

The estimated transaction costs included as part of the unaudited pro forma condensed balance sheet as of June 30, 2019, have not been included in the above unaudited pro forma condensed income statements.

Pursuant to the acquisition method of accounting, the final acquisition consideration was based on the price of the Ameris common stock immediately prior to the effective time of the applicable transactions.

Note 5 - Earnings Per Common Share

Unaudited total combined pro forma earnings per common share for Ameris including USPF, Atlantic, Hamilton and Fidelity for the six months ended June 30, 2019 and the year ended December 31, 2018 have been calculated using Ameris’s historic weighted average common shares outstanding plus the common shares issued to USPF’s shareholders, Atlantic’s shareholders, Hamilton’s shareholders and Fidelity's shareholders in the respective acquisitions.

The following table sets forth the calculation of basic and diluted unaudited total combined pro forma earnings per common share for Ameris including USPF, Atlantic, Hamilton and Fidelity for the six months ended June 30, 2019 and the year ended December 31, 2018 (in thousands, except per share data).

	Six Months Ended June 30, 2019		Year Ended December 31, 2018
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$63,923	$63,923	$171,691	$171,691
Weighted average common shares outstanding:
Ameris	47,354	47,395	43,142	43,248
Common shares issued to USPF’s shareholders	—	—	69	69
Common shares issued to Atlantic’s shareholders	—	—	1,038	1,038
Common shares issued to Hamilton’s shareholders	—	—	3,211	3,211
Common shares issued to Fidelity’s shareholders	22,182	22,342	22,182	22,450
Pro forma	69,536	69,737	69,642	70,016
Pro forma earnings per common share	$0.92	$0.92	$2.47	$2.45